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               [LETTERHEAD OF ORRICK HERRINGTON & SUTCLIFFE LLP]


                                                                     EXHIBIT 8.2


                                                               December 13, 1996


Aramex International Limited
2 Badr Shaker Alsayyab Street
Um Uthayna, Amman, Jordan

Ladies and Gentlemen:

    We have acted as United States counsel to Aramex International Limited (the "Company") in connection with the proposed issuance by the Company of common stock pursuant to the Registration Statement of the Company on Form F-1 (the "Registration Statement"), filed on November 6, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (collectively, the "Securities"). In connection therewith, you have requested our opinion regarding certain United States federal income tax matters.

    In formulating our opinion, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement. In addition, we have obtained such additional factual representations and information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

    Based on the foregoing, we are of the opinion that the statements in the Registration Statement under the caption "Taxation -- Certain United States Federal Income Tax Considerations," insofar as such statements constitute summaries of United States federal income tax laws, are accurate in all material respects.

    The foregoing opinion is based on the Internal Revenue Code of 1986 (the "Code"), existing final, temporary and proposed Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions all of which are subject to prospective and retroactive changes. You should be aware that an opinion of counsel is not binding on the Internal Revenue Service or the courts, and the authorities on which our opinions are based are subject to varying interpretations. In addition, our opinions cannot be relied upon if any of the factual information obtained from the Company or facts contained in the documents that we have examined are, or later become, inaccurate. No opinion is expressed on any matters other than those specifically referred to herein. We do not undertake to update this opinion for changes of law or facts that come to our attention after the date hereof.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP